As filed with the Securities and Exchange Commission on May 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWMARK GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6200	81-4467492
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

125 Park Avenue

New York, New York 10017

(212) 372-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Merkel

Executive Vice President and Chief Legal Officer

Newmark Group, Inc.

125 Park Avenue

New York, New York 10017

(212) 372-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher T. Jensen

Jeffrey A. Letalien

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

(212) 309-6001 fax

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A common stock, par value $0.01 per share	20,000,000 shares	$7.56	$151,200,000	$18,325.44
Rights to acquire such shares of Class A common stock(4)	(5)	(6)	(6)	(6)

(1)

Includes such indeterminate number of additional shares of Class A common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Class A common stock pursuant to Rule 416(a).

(2)

Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $7.56, which is the average of the high and low prices of Newmark Group, Inc.’s Class A common stock on May 13, 2019 on the Nasdaq Global Select Market.

(3)	Calculated by multiplying the estimated proposed maximum aggregate offering price of shares of Class A common stock to be registered by 0.0001212.
(4)	Consists of rights to acquire shares of Class A common stock for no additional consideration upon the satisfaction of certain conditions.
(5)

The aggregate number of rights to acquire shares of Class A common stock issued hereunder shall not, when exercised, be rights to acquire in excess of the number of shares of Class A common stock being registered herein, as adjusted pursuant to Rule 416(a).

(6)

Included in the offering price and fee calculations for the shares of Class A common stock being registered herein. Any value attributable to the rights to acquire shares of Class A common stock is reflected in the market price of the Class A common stock, and any rights to acquire shares of Class A common stock will be sold for consideration not to exceed the value of the underlying shares of Class A common stock represented by the rights to acquire shares of Class A common stock on the date of sale. Accordingly, there is no additional offering price or registration fee with respect to the rights to acquire shares of Class A common stock being registered herein.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 20, 2019

Prospectus

NEWMARK GROUP, INC.

20,000,000 Shares of Class A Common Stock

and Rights to Acquire Such Shares of Class A Common Stock

This prospectus relates to 20,000,000 shares of our Class A common stock, par value $0.01 per share, which we refer to as our “Class A common stock,” and rights to acquire such shares of our Class A common stock, which we refer to as “rights to acquire,” that may be offered by Newmark Group, Inc., which we refer to as “Newmark,” “we,” “us,” or the “Company,” from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. In addition to the shares of our Class A common stock and rights to acquire offered by this prospectus, we may offer other consideration in connection with such business combination transactions, including, but not limited to, cash, notes or other evidences of indebtedness, limited partnership units of Newmark Holdings, L.P., which we refer to as “Newmark Holdings,” that may be exchangeable for shares of our Class A common stock offered by this prospectus, assumption of liabilities or a combination of these types of consideration.

The amount and type of consideration that we will offer and the other specific terms of each business combination transaction will be determined by negotiations between our representatives and the owners or persons who control the businesses, assets, properties or securities to be acquired. We may structure business combination transactions in a variety of ways, including, but not limited to, acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the acquired business through one of our subsidiaries. We expect that the price of the shares of our Class A common stock or rights to acquire that we issue will be reasonably related to the market price of our Class A common stock when we agree to the particular terms of a business combination transaction, when the business combination transaction is completed or when we issue the shares or the rights to acquire. We do not expect to receive any cash proceeds when we issue shares of our Class A common stock or rights to acquire offered by this prospectus. If required, we will provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific transaction.

We will pay all expenses of any offerings of shares of our Class A common stock or rights to acquire under this prospectus. We do not expect to pay underwriting discounts or commissions in connection with any issuance of the shares of our Class A common stock or rights to acquire offered by this prospectus, although we may pay finder’s, investment banking or financial advisory fees to broker-dealers, including, but not limited to, Cantor Fitzgerald & Co., which we refer to as “CF&Co.,” and its affiliates, from time to time in connection with certain business combination transactions, and, in some cases, we may issue shares of our Class A common stock offered by this prospectus in full or partial payment of such fees. Any person receiving finder’s, investment banking or financial advisory fees may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

Our Class A common stock is traded on the Nasdaq Global Select Market under the symbol “NMRK.” On May 17, 2019, the last reported sales price of our Class A common stock was $8.52 per share.

An investment in shares of our Class A common stock or rights to acquire involves risks. See “Risk Factors” on page 3 of this prospectus, as well as the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the “SEC,” and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2019.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of shares of our Class A common stock or rights to acquire in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, our business, financial condition, results of operations, liquidity and prospects might have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer and sell shares of our Class A common stock and rights to acquire as described in this prospectus in one or more business combination transactions. Any prospectus supplement may add, update or change the information contained in this prospectus. To the extent required, the information in this prospectus, including financial information, will be updated at the time of each offering. You should read carefully both this prospectus and any applicable prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the SEC. For further information about us or the shares or rights to acquire offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or in documents incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “possible,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements.

Our actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the factors set forth below:

•

our relationship and transactions with Cantor Fitzgerald, L.P., which we refer to as “Cantor,” and its affiliates, our structure, including Newmark Holdings, which is owned by us, Cantor, and our employee partners, and our operating partnership, which is jointly owned by us and Newmark Holdings and which we refer to as “Newmark OpCo,” any related transactions, conflicts of interest, or litigation, any loans to or from us or Cantor, Newmark Holdings or Newmark OpCo, including the balances and interest rates thereof from time to time, competition for and retention of brokers and other managers and key employees;

•

limitations on our ability to enter into certain transactions in order to preserve the tax-free treatment of the recently completed pro-rata distribution, which we refer to as the “Spin-Off,” by BGC Partners, Inc., which we refer to as “BGC Partners” or “BGC,” to its stockholders of all of the shares of our common stock owned by BGC as of immediately prior to the effective time of the Spin-Off;

•	our ability to maintain or develop relationships with independently owned offices in our real estate services business;

•	our ability to grow in other geographic regions;

•

our ability to manage and to continue to integrate the business of Berkeley Point Financial LLC, which we refer to as “Berkeley Point,” which was transferred to us pursuant to the Amended and Restated Separation and Distribution Agreement entered into by BGC Partners, BGC Holdings, L.P., BGC Partners, L.P., Newmark, Newmark Holdings, Newmark Partners, L.P., and, solely for the provisions set forth therein, Cantor and BGC Global Holdings, L.P., on November 23, 2018, which we refer to as the “Amended and Restated Separation and Distribution Agreement;”

•

the impact of the Spin-Off and related transactions on our business and on our financial results in current or future periods, including with respect to any assumed liabilities or indemnification obligations with respect to such transactions, the integration of any completed acquisitions and the use of proceeds of any completed dispositions;

•

market conditions, including trading volume and volatility, potential deterioration of equity and debt capital markets for commercial real estate and related services, the impact of significant changes in interest rates and our ability to access the capital markets;

•	pricing, commissions and fees, and market position with respect to any of our products and services and those of our competitors;

•	the effect of industry concentration and reorganization, reduction of customers and consolidation;

•	liquidity and regulatory requirements and the impact of credit market events;

•	risks associated with the integration of acquired businesses with our business;

•

risks related to changes in our relationships with the Government-Sponsored Enterprises, which we refer to as “GSEs,” and the U.S. Department of Housing and Urban Development, changes in prevailing interest rates and the risk of loss in connection with loan defaults;

•	risks related to changes in the future of the GSEs, including changes in the terms of applicable conservatorships and changes in their origination capabilities;

•

economic or geopolitical conditions or uncertainties, the actions of governments or central banks, including uncertainty regarding the nature, timing and consequences of the United Kingdom (“U.K.”)’s exit from the European Union (“EU”) following the referendum, withdrawal process, proposed transition period and related rulings, including potential reduction in investment in the U.K., and the pursuit of trade, border control or other related policies by the U.S. and/or other countries, political and labor unrest in France, the impact of U.S. government shutdowns, and the impact of terrorist acts, acts of war or other violence or political unrest, as well as natural disasters or weather-related or similar events, including hurricanes as well as power failures, communication and transportation disruptions, and other interruptions of utilities or other essential services;

•

the effect on our business, our clients, the markets in which we operate, and the economy in general of recent changes in the U.S. and foreign tax and other laws, including changes in tax rates, repatriation rules, and deductibility of interest, potential policy and regulatory changes in Mexico, sequestrations, uncertainties regarding the debt ceiling and the federal budget, and other potential political policies and impasses;

•

the effect on our business of changes in interest rates, worldwide governmental debt issuances, austerity programs, increases or decreases in deficits, and other changes to monetary policy, and potential political impasses or regulatory requirements, including increased capital requirements for banks and other institutions or changes in legislation, regulations and priorities;

•

extensive regulation of our business and clients, changes in regulations relating to commercial real estate and other industries, and risks relating to compliance matters, including regulatory examinations, inspections, investigations and enforcement actions, and any resulting costs, increased financial and capital requirements, enhanced oversight, fines, penalties, sanctions, and changes to or restrictions or limitations on specific activities, operations, compensatory arrangements, and growth opportunities, including acquisitions, hiring, and new businesses, products, or services, as well as risks related to our taking actions to ensure that we and Newmark Holdings are not deemed investment companies under the Investment Company Act of 1940;

•	factors related to specific transactions or series of transactions as well as counterparty failure;

•

costs and expenses of developing, maintaining and protecting our intellectual property, as well as employment and other litigation and their related costs, including related to acquisitions and other matters, including judgments or settlements paid and the impact thereof on our financial results and cash flow in any given period;

•

our ability to maintain continued access to credit and availability of financing necessary to support our ongoing business needs, including to refinance our indebtedness, and the risks associated with the resulting leverage, as well as fluctuations in interest rates;

•

certain other financial risks, including the possibility of future losses, indemnification obligations, assumed liabilities, reduced cash flows from operations, increased leverage and the need for short- or long-term borrowings, including from Cantor, our ability to refinance our indebtedness, or other sources of cash relating to acquisitions, dispositions, or other matters, potential liquidity and other risks relating to our ability to maintain continued access to credit and availability of financing necessary to support our ongoing business needs on terms acceptable to us, if at all, and risks associated with the resulting leverage, including potentially causing a reduction in our credit ratings and the associated outlooks and increased borrowing costs, including as a result of the acquisition and transfer to us of Berkeley Point, as well as interest rate and foreign currency exchange rate fluctuations;

•

risks associated with the temporary or longer-term investment of our available cash, including in Newmark OpCo, including defaults or impairments on our investments, stock loans or cash management vehicles and collectability of loan balances owed to us by partners, employees, Newmark OpCo or others;

•	our ability to enter new markets or develop new products or services and to induce customers to use these products or services and to secure and maintain market share;

•

our ability to enter into marketing and strategic alliances and business combinations or other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities and joint ventures, and the integration of any completed transactions, the anticipated benefits of any such transactions, relationships or growth and the future impact of any such transactions, relationships or growth on our other businesses and our financial results for current or future periods, the integration of any completed acquisitions and the use of proceeds of any completed dispositions, and the value of any hedging entered into in connection with consideration received or to be received in connection with such dispositions and any transfers thereof;

•

our estimates or determinations of potential value with respect to various assets or portions of our business, including with respect to the accuracy of the assumptions or the valuation models or multiples used;

•	our ability to hire and retain personnel, including brokers, salespeople, managers, and other professionals;

•	our ability to effectively manage any growth that may be achieved, while ensuring compliance with all applicable financial reporting, internal control, legal compliance, and regulatory requirements;

•

our ability to identify and remediate any material weaknesses in our internal controls that could affect our ability to properly maintain books and records, prepare financial statements and reports in a timely manner, control our policies, practices and procedures, operations and assets, assess and manage our operational, regulatory and financial risks, and integrate our acquired businesses and brokers, salespeople, managers and other professionals;

•	the effectiveness of our risk management policies and procedures, and the impact of unexpected market moves and similar events;

•

information technology risks, including capacity constraints, failures, or disruptions in our systems or those of clients, counterparties, or other parties with which we interact, including cyber-security risks and incidents, compliance with regulations requiring data minimization and protection and preservation of records of access and transfers of data, privacy risk and exposure to potential liability and regulatory focus;

•

our ability to meet expectations with respect to payment of dividends and repurchases of our common stock or purchases of Newmark Holdings limited partnership interests or other equity interests in our subsidiaries, including Newmark OpCo, including from Cantor or our executive officers, other employees, partners and others and the effect on the market for and trading price of our Class A common stock as a result of any such transactions;

•

the fact that the prices at which shares of our Class A common stock are sold in offerings or other transactions may vary significantly, and purchasers of shares in such offerings or other transactions, as well as existing stockholders, may suffer significant dilution if the price they paid for their shares is higher than the price paid by other purchasers in such offerings or transactions; and

•

the effect on the market for and trading price of our Class A common stock and of various offerings and other transactions, including offerings of our Class A common stock and convertible or exchangeable securities, our repurchases of shares of our Class A common stock and purchases of Newmark Holdings limited partnership interests or other equity interests in us or in our subsidiaries,

v

any exchanges by Cantor of shares of our Class A common stock for shares of our Class B common stock, any exchanges or redemptions of limited partnership units and issuances of shares of Class A common stock in connection therewith, including in corporate or partnership restructurings, our payment of dividends on our Class A common stock and distributions on limited partnership interests of Newmark Holdings and Newmark OpCo, convertible arbitrage, hedging, and other transactions engaged in by holders of our outstanding debt or other securities, share sales and stock pledge, stock loan, and other financing transactions by holders of our shares or units (including by Cantor executive officers, partners, employees or others), including of shares acquired pursuant to our employee benefit plans, unit exchanges and redemptions, corporate or partnership restructurings, acquisitions, conversions of our Class B common stock and our other convertible securities, stock pledge, stock loan, or other financing transactions, and distributions from Cantor pursuant to Cantor’s distribution rights obligations and other distributions to Cantor partners, including deferred distribution rights shares.

The foregoing risks and uncertainties, as well as those risks and uncertainties referred to under the heading “Risk Factors” and those incorporated by reference herein, may cause actual results to differ materially from the forward-looking statements. The information included or incorporated by reference herein is given as of the respective dates of this prospectus or the documents incorporated by reference in this prospectus, and future events or circumstances could differ significantly from such information. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Documents Incorporated by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 3 of this prospectus and in Item 1A of Part I of our most recent Annual Report on Form 10-K, and any updates to those risk factors or new risk factors included in subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are incorporated by reference herein.

When we use the words “Newmark,” “we,” “us,” “our” or the “Company,” we are referring to Newmark Group, Inc. and its consolidated subsidiaries.

The Company

Newmark is a growing, full-service commercial real estate services business. We offer a diverse array of integrated services and products designed to meet the full needs of both real estate investors/owners and occupiers. Our investor/owner services and products include capital markets, which consists of investment sales, debt and structured finance and loan sales, agency leasing, property management, valuation and advisory, commercial real estate due diligence consulting and advisory services and GSE lending and loan servicing, mortgage broking and equity-raising. Our occupier services and products include tenant representation, real estate management technology systems, workplace and occupancy strategy, global corporate consulting services, project management, lease administration and facilities management. We enhance these services and products through innovative real estate technology solutions and data analytics that enable our clients to increase their efficiency and profits by optimizing their real estate portfolio. We have relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies.

Spin-Off

On November 30, 2018, BGC Partners completed its pro-rata distribution to its stockholders of all of the shares of our common stock owned by BGC as of immediately prior to the effective time of the Spin-Off. Also on November 30, 2018, BGC Partners caused its subsidiary, BGC Holdings, L.P., which we refer to as “BGC Holdings,” to distribute pro-rata, which we refer to as the “BGC Holdings distribution,” all of the exchangeable limited partnership units of our subsidiary, Newmark Holdings, held by BGC Holdings immediately prior to the effective time of the BGC Holdings distribution to its limited partners entitled to receive distributions on their BGC Holdings units. Following the Spin-Off and the BGC Holdings distribution, BGC Partners ceased to be our controlling stockholder, and BGC Partners and its subsidiaries no longer held any shares of our common stock or other equity interests in us or our subsidiaries. Following the Spin-Off, we are controlled by Cantor, a diversified company primarily specializing in financial and real estate services for institutional customers operating in the financial and commercial real estate markets. Cantor is also the controlling stockholder of BGC.

Executive Offices

Our executive offices are located at 125 Park Avenue, New York, New York 10017. Our telephone number is (212) 372-2000. Our website is located at www.ngkf.com. The information contained on, or that may be obtained through, our website is not part of, and is not incorporated in, this prospectus.

The Offering

Shares of our Class A common stock and rights to acquire offered by us:	This prospectus relates to 20,000,000 shares of our Class A common stock and rights to acquire such shares that we may offer from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. In addition to the shares of our Class A common stock and rights to acquire offered by this prospectus, we may offer other consideration in connection with such business combination transactions, including, but not limited to, cash, notes or other evidences of indebtedness, limited partnership units of Newmark Holdings that may be exchangeable for shares of our Class A common stock offered by this prospectus, assumption of liabilities or a combination of these types of consideration.

Use of Proceeds:	We do not expect to receive any proceeds from these offerings other than the businesses, assets, properties or securities acquired.

RISK FACTORS

In addition to the other information included in this prospectus, including the matters addressed under “Special Note on Forward-Looking Statements,” you should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference in this prospectus, and in any applicable prospectus supplement. Any of the risk factors could significantly and negatively affect our business, financial condition or operating results and the trading price of our Class A common stock. You could lose all or part of your investment.

USE OF PROCEEDS

This prospectus relates to shares of our Class A common stock and rights to acquire that we may offer from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. We do not expect to receive any proceeds from these offerings other than the businesses, assets, properties or securities acquired.

We may also raise funds to finance business combination transactions from time to time through equity or debt financing, including borrowings under credit facilities.

DESCRIPTION OF SECURITIES

The following summary is a description of the material terms of our capital stock and the rights to acquire. Copies of our amended and restated certificate of incorporation, which we refer to as our “certificate of incorporation,” and our amended and restated bylaws, which we refer to as our “bylaws,” and other documents referred to herein are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our Capital Stock

The following descriptions of our Class A common stock, Class B common stock, preferred stock and the relevant provisions of our certificate of incorporation and bylaws are summaries thereof and are qualified in their entirety by reference to our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and applicable law.

Our authorized capital stock consists of 1,500,000,000 shares of common stock, consisting of 1,000,000,000 shares of our Class A common stock, par value $0.01 per share, and 500,000,000 shares of our Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of May 6, 2019, there were 157,306,914 shares of our Class A common stock outstanding and 21,285,533 shares of our Class B common stock outstanding. The holders of our Class A common stock are generally entitled to one vote per share on all matters to be voted upon by the stockholders as a group, entitling holders of our Class A common stock to approximately 42.5% of our voting power as of such date, and do not have cumulative voting rights. The holders of our Class B common stock are generally entitled to ten votes per share on all matters to be voted upon by the stockholders as a group, entitling holders of our Class B common stock to 57.5% of our voting power as of such date, and do not have cumulative voting rights. Cantor and CF Group Management, Inc., the managing general partner of Cantor, and an entity controlled by our Chairman, Howard W. Lutnick, which we refer to as “CFGM,” are the only holders of our Class B common stock. Our Class B common stock generally votes together with our Class A common stock on all matters submitted to the vote of our stockholders. Our Class B common stock shall be issued only to (1) Cantor, (2) any entity controlled by Cantor or by Mr. Lutnick, or (3) Mr. Lutnick, his spouse, his estate, any of his descendants, any of his relatives or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relative, which we refer to as the “Qualified Class B Holders.”

Each share of our Class A common stock is equivalent to a share of our Class B common stock for purposes of economic rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of our Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. See “Dividend Policy.” In the event of our liquidation, dissolution or winding up, the holders of shares of our Class A common stock and Class B common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Our certificate of incorporation provides that each share of the Class B common stock is convertible at any time, at the option of the holder, into one share of the Class A common stock. Holders of shares of Class A common stock will not have the right to convert shares of Class A common stock into shares of Class B common stock unless such right is provided for by Newmark pursuant to an agreement. Pursuant to the Exchange Agreement by and among Newmark, BGC Partners and Cantor, dated as of December 13, 2017, any Qualified Class B Holder entitled to hold Class B common stock under our certificate of incorporation has the right to exchange at any time and from time to time, on a one-to-one basis, shares of our Class A common stock now owned or subsequently acquired by such persons for shares of our Class B common stock, up to the number of shares of Class B common stock that are authorized but unissued under our certificate of incorporation. Our certificate of incorporation does not provide for automatic conversion of shares of Class B common stock into shares of Class A common stock upon the occurrence of any event.

None of the shares of our Class A common stock or Class B common stock has any pre-emptive or other subscription rights. There will be no redemption or sinking fund provisions applicable to shares of our Class A common stock or Class B common stock. All outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority to cause us to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series, without further vote or action by the stockholders. The issuance of our preferred stock pursuant to such “blank check” provisions may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders and may adversely affect the voting and other rights of the holders of shares of our Class A common stock. At present, we have no plans to issue any preferred stock.

Rights to Acquire Shares of Class A Common Stock

The rights to acquire registered hereunder consist of rights to acquire the shares of our Class A common stock registered hereunder for no additional consideration in connection with business combination transactions. In addition to earn-out and other contingent rights to acquire shares of our Class A common stock, we may also issue other non-transferable rights to acquire such shares in connection with transactions, including stand-alone rights, exchange rights issued in connection with Newmark Holdings limited partnership units issued in the transactions, and other rights.

The terms of the rights to acquire such shares of our Class A common stock will be determined in connection with each particular business combination transaction, will be set forth in the agreements related to such transactions, and may vary with the transaction, including as to the timing of the issuance of such rights, the exercisability or exchangeability of the rights, and any applicable performance- or time-based conditions to the issuance or exercisability or exchangeability of the rights. The issuance or exercisability or exchangeability of such rights to acquire, and the shares underlying the rights, may also be subject to certain covenants not to compete, indemnification, or other forfeiture or claw-back provisions set forth in the agreements related to the transaction. The terms of the applicable agreements related to the transaction may also restrict the sale, assignment, transfer, pledge, hypothecation, or other disposition or encumbrance of such rights and shares and of any interest therein.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws and the Outstanding Notes

Some provisions of the Delaware General Corporation Law, which we refer to as the “DGCL,” and our certificate of incorporation, bylaws and outstanding notes, could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

The provisions, summarized above and below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also primarily designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Delaware Anti-Takeover Law

We have elected pursuant to our certificate of incorporation not to be subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, for a period of three years following the date on which the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in accordance with Section 203. Accordingly, we are not subject to the anti-takeover effects of Section 203. However, our certificate of incorporation contains certain provisions that have the same effect as Section 203, except that they provide that each of the Qualified Class B Holders and certain of their direct transferees will not be deemed to be “interested stockholders,” and accordingly will not be subject to such restrictions.

Certificate of Incorporation and Bylaws

Our bylaws provide that special meetings of stockholders may be called only by the Chairman of our board of directors, or in the event the Chairman of our board of directors is unavailable, by the Chief Executive Officer or by the holders of a majority of the voting power of our Class B common stock, which is held by Cantor and CFGM. In addition, as discussed above, our certificate of incorporation permits us to issue “blank check” preferred stock.

Our bylaws require advance written notice prior to a meeting of our stockholders of a proposal or director nomination which a stockholder desires to present at such a meeting, which generally must be received by our Secretary not later than 120 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting. Our bylaws provide that all amendments to our bylaws must be approved by either the holders of a majority of the voting power of all of our outstanding capital stock entitled to vote or by a majority of our board of directors.

The Outstanding Notes

6.125% Notes

Pursuant to the terms of our 6.125% Senior Notes due 2023, which we refer to as the “notes,” unless we have exercised our right to redeem such notes, holders of the notes will have the right to require us to repurchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in the indenture governing the notes) at 101% of their principal amount, plus accrued and unpaid interest. A “Change of Control Triggering Event” will occur upon the occurrence of both a “Change of Control” (as defined in the indenture) and a “Below Investment Grade Rating Event” (as defined in the indenture governing such notes). The requirement to offer to purchase the notes upon a Change of Control Triggering Event may in certain circumstances delay or prevent a takeover of us and/or the removal of our incumbent management that might otherwise be beneficial to investors.

Corporate Opportunity

Our certificate of incorporation provides that, to the greatest extent permitted by law, no Cantor Company or BGC Partners Company, each as defined below, or any of the representatives, as defined below, of a Cantor Company or BGC Partners Company will, in its capacity as our stockholder or affiliate, owe or be liable for breach of any fiduciary duty to us or any of our stockholders. In addition, to the greatest extent permitted by law, none of any Cantor Company, BGC Partners Company or any of their respective representatives will owe any duty to refrain from engaging in the same or similar activities or lines of business as us or our representatives or doing business with any of our or our representatives’ clients or customers. If any Cantor Company, BGC Partners Company or any of their respective representatives acquires knowledge of a potential transaction or matter that may be a corporate opportunity (as defined below) for any such person, on the one hand, and us or any of our representatives, on the other hand, such person will have no duty to communicate or offer such corporate opportunity to us or any of our representatives, and will not be liable to us, any of our stockholders or any of our representatives for breach of any fiduciary duty by reason of the fact that they pursue or acquire such corporate opportunity for themselves, direct such corporate opportunity to another person or do not present such corporate opportunity to us or any of our representatives, subject to the requirement described in the following sentence. If a third party presents a corporate opportunity to a person who is both our representative and a representative of a Cantor Company and/or a BGC Partners Company, expressly and solely in such person’s capacity as our representative, and such person acts in good faith in a manner consistent with the policy that such corporate opportunity belongs to us, then such person will be deemed to have fully satisfied and fulfilled any fiduciary duty that such person has to us as our representative with respect to such corporate opportunity, provided that any Cantor Company, any BGC Partners Company or any of their respective representatives may pursue such corporate opportunity if we decide not to pursue such corporate opportunity.

No contract, agreement, arrangement or transaction between any Cantor Company, any BGC Partners Company or any of their respective representatives, on the one hand, and us or any of our representatives, on the other hand, will be void or voidable solely because any Cantor Company, any BGC Partners Company or any of their respective representatives has a direct or indirect interest in such contract, agreement, arrangement or transaction, and any Cantor Company, any BGC Partners Company or any of their respective representatives (i) shall have fully satisfied and fulfilled its duties and obligations to us and our stockholders with respect thereto; and (ii) shall not be liable to us or our stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, if:

•

such contract, agreement, arrangement or transaction is approved by our board of directors or any committee thereof by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•

such contract, agreement, arrangement or transaction is approved by our stockholders by the affirmative vote of a majority of the voting power of all of our outstanding shares of capital stock entitled to vote thereon, excluding from such calculation shares of capital stock that are beneficially owned (as such term is defined in Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act by a Cantor Company or a BGC Partners Company, respectively; or

•	such contract, agreement, arrangement or transaction, judged according to the circumstances at the time of the commitment, is fair to us.

While the satisfaction of the foregoing conditions shall be sufficient to show that any Cantor Company, any BGC Partners Company or any of their respective representatives (i) shall have fully satisfied and fulfilled its duties and obligations to us and our stockholders with respect thereto; and (ii) shall not be liable to us or our stockholders for any breach of any duty or obligation by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, none of the foregoing conditions shall be required to be satisfied for such showing.

Our directors who are also directors or officers of any Cantor Company, any BGC Partners Company or any of their respective representatives may be counted in determining the presence of a quorum at a meeting of our board of directors or of a committee that authorizes such contract, agreement, arrangement or transaction. Shares of our common stock owned by any Cantor Company, any BGC Partners Company or any of their respective representatives may be counted in determining the presence of a quorum at a meeting of stockholders called to authorize such contract, agreement, arrangement or transaction. Our directors who are also directors or officers of any Cantor Company, any BGC Partners Company or any of their respective representatives shall not owe or be liable for breach of any fiduciary duty to us or any of our stockholders for any action taken by any Cantor

Company, any BGC Partners Company or their respective representatives, in their capacity as our stockholder or affiliate.

For purposes of the above:

•	“Cantor Company” means Cantor or any of its affiliates (other than us and our subsidiaries);

•	“BGC Partners Company” means BGC Partners or any of its affiliates (other than us and our subsidiaries);

•	“representatives” means, with respect to any person, the directors, officers, employees, general partners or managing member of such person.

•

“corporate opportunity” means any business opportunity that we are financially able to undertake, that is, from its nature, in our lines of business, is of practical advantage to us and is one in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a Cantor Company or a BGC Partners Company or any of their respective representatives, as the case may be, will be brought into conflict with our self-interest.

Following the Spin-Off, BGC Partners no longer owns any shares of our common stock or equity interests of our subsidiaries.

Registration Rights for Class A Common Stock

In connection with the separation on December 13, 2017, we entered into a registration rights agreement with Cantor and BGC Partners which provides Cantor and BGC Partners and their respective affiliates (prior to the Spin-Off) and Cantor and its affiliates (after the Spin-Off) registration rights with respect to shares of our Class A common stock, including shares issued or to be issued upon exchange of the Newmark Holdings exchangeable limited partnership interests held by Cantor, shares of our Class A common stock issued or issuable in respect of or in exchange for any shares of our Class B common stock and any other shares of our Class A common stock that may be acquired by Cantor, BGC Partners or their respective affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

This prospectus relates to 20,000,000 shares of our Class A common stock and rights to acquire such shares that may be offered by us from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities. In addition to the shares of our Class A common stock and rights to acquire offered by this prospectus, we may offer other consideration in connection with such business combination transactions, including, but not limited to, cash, notes or other evidences of indebtedness, limited partnership units of Newmark Holdings that may be exchangeable for shares of Class A common stock offered by this prospectus, assumption of liabilities or a combination of these types of consideration.

The amount and type of consideration that we will offer and the other specific terms of each business combination transaction will be determined by negotiations between our representatives and the owners or persons who control the businesses, assets, properties or securities to be acquired. We may structure business combination transactions in a variety of ways, including, but not limited to, acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the acquired business through one of our subsidiaries. We expect that the price of the shares of our Class A common stock or rights to acquire that we issue will be reasonably related to the market price of our Class A common stock when we agree to the particular terms of a business combination transaction, when the business combination transaction is completed or when we issue the shares or the rights to acquire. We do not expect to receive any cash proceeds when we issue shares of our Class A common stock or rights to acquire offered by this prospectus. If required, we will provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific transaction.

We will pay all expenses of any offerings of shares of our Class A common stock or rights to acquire under this prospectus. We do not expect to pay underwriting discounts or commissions in connection with any issuance of the shares of our Class A common stock or rights to acquire offered by this prospectus, although we may pay finder’s, investment banking or financial advisory fees to broker-dealers, including, but not limited to, CF&Co. and its affiliates, from time to time in connection with certain business combination transactions, and, in some cases, we may issue shares of our Class A common stock offered by this prospectus in full or partial payment of such fees. Any person receiving finder’s, investment banking or financial advisory fees may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

In an effort to maintain an orderly market in our Class A common stock or for other reasons, we may negotiate agreements with persons receiving shares of our Class A common stock offered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under various exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144, and the persons party to these agreements may not otherwise be subject to the Securities Act requirements.

LEGAL MATTERS

The validity of the shares of our Class A common stock and rights to acquire offered and sold pursuant to this prospectus has been passed upon for us by Stephen M. Merkel, our Executive Vice President and Chief Legal Officer. Mr. Merkel’s address is c/o Newmark Group, Inc., 125 Park Avenue, New York, New York 10017. As of May 15, 2019, Mr. Merkel owned (i) 55,193 shares of our Class A common stock held directly by Mr. Merkel, (ii) 2,901 shares of our Class A common stock held in various trusts for the benefit of Mr. Merkel’s family, (iii) 10,203 shares of our Class A common stock held in Mr. Merkel’s 401(k) account (as of April 30, 2019), (iv) 1,043 shares of our Class A common stock beneficially owned by Mr. Merkel’s spouse, (v) 226,034 non-exchangeable Newmark Holdings units; and (vi) 4,222 exchangeable Newmark Holdings units. Mr. Merkel is also the Executive Managing Director, Chief Legal Officer, General Counsel and Secretary of Cantor and CF&Co., a limited partner in Cantor, and the Vice President, Chief Legal Officer and Secretary of CFGM.

EXPERTS

The consolidated financial statements of Newmark Group, Inc. included in Newmark Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the schedule appearing therein), and the effectiveness of Newmark Group, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young LLP’s report on the consolidated financial statements and financial statement schedule of Newmark Group, Inc. is based in part on the report of KPMG LLP, independent registered public accounting firm, pertaining to the consolidated financial statements of Berkeley Point for the year ended December 31, 2016, not incorporated by reference herein, in reliance on the report of KPMG LLC and their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are also available to the public from the SEC’s website at www.sec.gov.

Our website address is www.ngkf.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of Cantor and CFGM, our directors and our executive officers; and amendments to those documents. Our website also contains additional information with respect to our industry and business. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 15, 2019, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed on April 29, 2019;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed on May 10, 2019;

•	our Current Report on Form 8-K filed on February 5, 2019;

•	our Current Report on Form 8-K filed on February 12, 2019 (other than as indicated therein);

•	our Current Report on Form 8-K filed on May 9, 2019 (other than as indicated therein);

•

The description of our Class  A common stock contained in our Registration Statement on Form 8-A for our Class A common stock filed on December 14, 2017, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 1-38329) after (i) the date of this registration statement and prior to effectiveness of this registration statement, and (ii) the date of this prospectus and before the completion of the offering of the shares of our Class A common stock included in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.ngkf.com), or by writing or telephoning us at the following:

Investor Relations

Newmark Group, Inc.

125 Park Avenue

New York, New York 10017

(212) 372-2000

PART II

Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such directors and officers pursuant to any indemnification provision contained in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise as a matter of law.

Item 21.	Exhibits and Financial Schedules.

(a) Exhibits

The Exhibit Index set forth below is hereby incorporated by reference in response to this Item 21.

EXHIBIT INDEX

The following exhibits are included or incorporated by reference in this registration statement on Form S-4. Schedules and similar attachments to the exhibits designated by an asterisk (*) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Newmark Group, Inc. will supplementally furnish a copy of them to the SEC upon request. Certain documents have been previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, by Newmark Group, Inc. (Commission File Number: 1-38329).

Exhibit Number	Description of Exhibits

2.1	Amended and Restated Separation and Distribution Agreement, dated as of November 23, 2018, by and among BGC Partners, Inc., BGC Holdings, L.P., BGC Partners, L.P., Newmark Group, Inc., Newmark Holdings, L.P., Newmark Partners, L.P., Cantor Fitzgerald, L.P. and BGC Global Holdings, L.P. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 27, 2018)*

3.1	Amended and Restated Certificate of Incorporation of Newmark Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2017)

3.2	Amended and Restated Bylaws of Newmark Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2017)

4.1	Form of Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 5, 2017)

4.2	Indenture, dated as of November 6, 2018, by and between Newmark Group, Inc. and Regions Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 8, 2018)

4.3	First Supplemental Indenture, dated as of November 6, 2018, by and between Newmark Group, Inc. and Regions Bank, as Trustee, relating to the 6.125% Senior Notes due 2023 of Newmark Group, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report Form 8-K filed with the SEC on November 8, 2018)

4.4	Form of 6.125% Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 8, 2018)

4.5	Registration Rights Agreement, dated as of November 6, 2018, by and among Newmark Group, Inc. and the parties named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 8, 2018)

5.1	Opinion of Stephen M. Merkel

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

23.3	Consent of Stephen M. Merkel (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages to this registration statement)

Item 22.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f)    That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4.

(h)    That every prospectus: (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(j)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(k)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Newmark Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on May 20, 2019.

NEWMARK GROUP, INC.

/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or his or their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant, Newmark Group, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Howard W. Lutnick Howard W. Lutnick	Chairman (Principal Executive Officer)	May 20, 2019

/s/ Barry M. Gosin Barry M. Gosin	Chief Executive Officer	May 20, 2019

/s/ Michael J. Rispoli Michael J. Rispoli	Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2019

/s/ Virginia S. Bauer Virginia S. Bauer	Director	May 20, 2019

/s/ Peter F. Cervinka Peter F. Cervinka	Director	May 20, 2019

/s/ Michael Snow Michael Snow	Director	May 20, 2019

[Signature Page to Form S-4 Acquisition Shelf Registration Statement]